Exhibit 99

Resideo Announces Third Quarter 2026 Financial Results and Updates 2026 Outlook
•Total revenue of $727 million, up 3% year-over-year, and revenue excluding OEM Security up 6% year-over-year
•Gross margin of 40.4%, marking the 14th consecutive quarter of year-over-year gross margin expansion
•GAAP income from continuing operations, net of taxes, of $31 million, down 66% compared to $90 million in third quarter of 2025; Standalone Adjusted EBITDA (1)of $154 million, up 5% year-over-year
•GAAP diluted EPS from continuing operations of $0.14, down 71% year-over-year; Standalone Adjusted diluted EPS (1) of $0.52, up 8% year-over-year
•Repaid $1.1 billion of gross debt; total gross debt of $2.1 billion at end of third quarter

SCOTTSDALE, Ariz., November 10, 2026 – Resideo Technologies, Inc. (NYSE: REZI), a leading global developer and manufacturer of critical control and sensing solutions for residential markets, today announced financial results for the third fiscal quarter ended October 3, 2026.
Management Remarks
“Resideo delivered top and bottom line third quarter results that were near the high end of our outlook ranges in our first quarter following the separation of ADI, underscoring our team’s continued strong execution. We achieved 3% revenue growth year-over-year across all sales channels and 6% growth year-over-year excluding OEM Security, driven by customer demand for our differentiated, non-discretionary products. We also reduced our debt by $1.1 billion, using the $900 million dividend received from ADI and $200 million of cash on hand,” said Tom Surran, Resideo's President and CEO.

“We remain focused on creating value for our customers with our differentiated products and services. That includes new AI-powered capabilities on our next-generation FORTIQ software platform, which delivers actionable intelligence that enhances customer productivity and optimizes the end-user’s experience. We are executing on our strategic priorities with discipline and consistency, creating positive momentum in a soft housing market and a dynamic macro environment.”

Third Quarter 2026 Financial Highlights

Total revenue of $727 million was up 3% compared to $703 million in the third quarter of 2025, and includes an unfavorable impact of approximately 50 basis points from foreign currency exchange. Total revenue was near the high-end of the provided outlook range for the third quarter of 2026.

Revenue excluding OEM Security of $694 million, was up 6% compared to $653 million in the third quarter of 2025, and grew year-over-year across all of our sales channels and product categories due to volume, driven by customer demand for our products, and pricing. OEM Security revenue of $33 million was down 34% compared to $50 million in the third quarter of 2025, and declined as expected due to reduced volumes from a large OEM Security customer.

Gross margin of 40.4%, marking the 14th consecutive quarter of year-over-year gross margin expansion. Gains from price increases, operational efficiencies, and tariff refunds were partially offset by unfavorable product sales mix and inflationary input costs.

Research and development expenses increased $4 million from the third quarter of 2025 driven by investments in new product launches to drive future growth. Selling, general and administrative expenses increased $24 million from the third quarter of 2025, driven primarily by $30 million of non-recurring business separation expenses associated with the ADI
(1) This press release includes certain Non-GAAP financial measures, including Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, and other supplemental financial measures we denote as “Standalone” measures, including Standalone Adjusted EBITDA, Standalone Adjusted Net Income and Standalone Adjusted Diluted EPS, which are presented as if the ADI Spin-Off had occurred and Resideo was operating as a separate, independent company for all periods presented. See the section herein titled “Use of Non-GAAP and Standalone Supplemental Financial Measures” for more information.

Spin-Off. Restructuring, impairment and extinguishment expenses increased $17 million from the third quarter of 2025 due to continued manufacturing operations optimization and higher debt extinguishment charges.

GAAP income from continuing operations, net of taxes, of $31 million was down 66% compared to $90 million in the third quarter 2025. Standalone Adjusted EBITDA(1) of $154 million was up 5% compared to $146 million in the third quarter of 2025, primarily due to higher gross profit dollars and controlled growth in operating expenses. Standalone Adjusted EBITDA was near the high-end of the provided outlook range for the third quarter of 2026.

Cash Flow and Liquidity
Net cash provided by operating activities of continuing operations was $33 million in the third quarter 2026 compared to net cash used by operating activities of continuing operations of $1.59 billion in the third quarter of 2025. The increase in cash provided by operations was primarily due to the $1.59 billion payment made in the third quarter of 2025 to Honeywell to terminate the Indemnification Agreement.

In connection with the ADI Spin-Off, Resideo received a $900 million cash dividend from ADI as partial consideration for the assets transferred in the ADI Spin-Off. We used this dividend, along with $200 million of cash on hand to repay $1.1 billion of gross debt during the third quarter. We also made a $20 million payment to ADI as part of the post-separation adjustment mechanism to true up cash. At October 3, 2026, Resideo had cash and cash equivalents of $229 million and total outstanding gross debt of $2.1 billion.

In connection with the completion of the ADI Spin-Off, Resideo’s outstanding Series A Cumulative Convertible Participating Preferred Stock (“Preferred Stock”) was reduced by 150,000 shares, leaving 350,000 shares outstanding, with a proportional adjustment to the conversion price and an ongoing smaller quarterly dividend payable on Resideo’s Preferred Stock.

ADI Spin-Off and Discontinued Operations
On August 3, 2026, Resideo completed the separation of its former ADI Global Distribution segment by distributing to Resideo common shareholders on a pro rata basis all of the issued and outstanding common stock of ADI Global Distribution Inc., the entity incorporated to hold the ADI business (the “ADI Spin-Off”). As a result of the ADI Spin-Off, we present the historical results of the ADI business as discontinued operations in our financial statements.
Outlook

The following table summarizes Resideo’s fourth quarter 2026 and updated full year 2026 outlook:

($ in millions, except per share data)	Q4 2026	2026
Revenue	$710 - $730	$2,927 - $2,947
Standalone Adjusted EBITDA (1)	$145 - $155	$614 - $624
Standalone Adjusted Earnings Per Share (1)	$0.42 - $0.48	$1.92 - $1.98
Full Year Cash Provided by Operating Activities		At least $165
Conference Call and Webcast Details

Resideo will hold a conference call with investors on November 10, 2026, at 5:00 p.m. ET. The webcast can be accessed at https://investor.resideo.com, where the webcast link and related materials will be posted before the call. A replay of the webcast will be available following the presentation.
About Resideo

Resideo is a global building technologies company that is a leading developer and manufacturer of critical control and sensing solutions for residential markets. The company serves professional installers and integrators across diverse product categories, such as heating, ventilation, and air conditioning controls, combustion, life safety, security, and water. Its comfort and protection solutions can be found in more than 150 million residential and commercial spaces globally, with tens of millions of new devices sold annually. More information about Resideo and its trusted brands, including BRK, First Alert, and Honeywell Home, is available at resideo.com.

Contacts:

Investors:	Media:
Christopher T. Lee	Kevin Hunt
Global Head of Strategic Finance	Director, Corporate Communications
investorrelations@resideo.com	kevin.hunt@resideo.com

Forward-Looking Statements

This press release and the related conference call contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, that address activities, events or developments that we or our management intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements, including statements regarding our fourth quarter 2026 and full year 2026 outlook, our capital allocation and deleveraging plans, the expected benefits of the ADI Spin-Off, operational efficiency improvement, and the development, launch and adoption of new products and capabilities. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risks and uncertainties, which may cause the actual results or performance of Resideo Technologies, Inc. (“Resideo” or the “Company”) to differ materially from such forward-looking statements.

Such risks and uncertainties include, but are not limited to, our ability to achieve our outlook regarding the fourth quarter 2026 and full year 2026; the ability of Resideo to drive increased customer value and financial returns and enhance strategic and operational capabilities, including through our product offerings, services, ability to compete, and manage any expected OEM Security impacts; risks and uncertainties relating to tariffs that have been or may be imposed by the United States and other governments including the timing, amount and recoverability of tariff refunds or claims in relation to refunds; risks related to our ability to achieve some or all of the expected benefits of the ADI Spin-Off, our dependence on transition services, the commercial product purchase agreement and other arrangements with ADI, our dependence on a select group of large customers, and changes to our capital structure, leverage and liquidity resulting from the ADI Spin-Off; our ability to repay outstanding debt obligations on the timing we anticipate or at all; macroeconomic conditions, including housing market fluctuations, interest rates, inflation, repair and remodeling and construction activity, costs of raw materials and components, and fuel and shipping costs; our ability to implement pricing actions; seasonal fluctuations and weather conditions affecting demand for our products; ability to successfully execute restructuring and productivity initiatives; and the other risks described under the headings “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2025, our subsequent Quarterly Reports on Form 10-Q, and other periodic filings we make from time to time with the Securities and Exchange Commission. Forward-looking statements are not guarantees of future performance, and actual results, developments, and business decisions may differ from those envisaged by our forward-looking statements.

Except as required by law, we undertake no obligation to update such statements to reflect events or circumstances arising after the date of this press release and we caution investors not to place undue reliance on any such forward-looking statements.

Use of Non-GAAP and Standalone Supplemental Financial Measures

This press release includes certain “Non-GAAP financial measures” as defined under the Securities Exchange Act of 1934 and in accordance with regulations issued thereunder, including Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS, as well as other supplemental financial measures we denote as “Standalone” measures, including Standalone Adjusted EBITDA, Standalone Adjusted Net Income and Standalone Adjusted Diluted EPS, which are presented as if the ADI Spin-Off had occurred and Resideo was operating as a separate, independent company for all periods presented. Management believes the use of such Non-GAAP and supplemental financial measures assists investors and our management in understanding the ongoing operating performance of the Company by presenting financial results between periods on a more comparable basis. Such Non-GAAP and supplemental financial measures should not be construed as an alternative to reported results determined in accordance with U.S. GAAP. Readers should also consider the limitations associated with these Non-GAAP and supplemental financial measures, including the potential lack of comparability of these measures from one company to another.

We have included reconciliations of these Non-GAAP and supplemental financial measures to the most directly comparable financial measures calculated and provided in accordance with U.S. GAAP at the end of this release. A reconciliation of the Non-GAAP and supplemental financial measures included as part of the outlook provided herein is not included in this release due to the number of variables in the projected range as part of such outlook and because we are currently unable to quantify accurately without unreasonable efforts certain amounts that would be required to be included in the U.S. GAAP measure or the individual adjustments for such reconciliation, including the timing and amount of restructuring, impairment and extinguishment costs, business separation costs, litigation settlements, and other non-recurring items and the related tax effects. In addition, we believe such reconciliation would imply a degree of precision that would be confusing or misleading to investors. Amounts presented in this press release may not sum due to rounding.

CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(in millions, except par value)	October 3, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$229	$537
Accounts receivable, net	507	414
Inventory	393	318
Other current assets	110	116
Current assets of discontinued operations	—	1,973
Total current assets	1,239	3,358

Property, plant and equipment, net	336	340
Goodwill	2,026	2,036
Intangible assets, net	341	347
Other assets	198	257
Non-current assets of discontinued operations	—	2,095
Total assets	$4,140	$8,433

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$491	$414
Accrued liabilities	379	430
Current liabilities of discontinued operations	—	911
Total current liabilities	870	1,755

Long-term debt	2,074	3,167
Non-current obligations payable under the Honeywell Tax Matters Agreement	—	88
Other long-term liabilities	249	257
Non-current liabilities of discontinued operations	—	249
Total liabilities	3,193	5,516

Stockholders’ equity:
Preferred stock, $0.001 par value: 100 shares authorized, 0.35 shares issued and outstanding, and $350 liquidation preference at October 3, 2026 and 0.5 shares issued and outstanding, and $500 liquidation preference at December 31, 2025	337	482
Common stock, $0.001 par value: 700 shares authorized, 161 and 152 shares issued and outstanding at October 3, 2026, respectively, and 158 and 150 shares issued and outstanding at December 31, 2025, respectively	—	—
Additional paid-in capital	2,352	2,391
Retained (deficit) earnings	(1,413)	345
Accumulated other comprehensive loss	(146)	(157)
Treasury stock at cost	(183)	(144)
Total stockholders’ equity	947	2,917
Total liabilities and stockholders’ equity	$4,140	$8,433

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended		Nine Months Ended
(in millions, except per share data)	October 3, 2026	September 27, 2025	October 3, 2026	September 27, 2025
Revenue	$727	$703	$2,217	$2,108
Cost of goods sold	433	419	1,325	1,270
Gross profit	294	284	892	838
Operating expenses:
Research and development expenses	37	33	110	91
Selling, general and administrative expenses	159	135	445	403
Intangible asset amortization	6	7	19	21
Restructuring, impairment and extinguishment costs	20	3	43	4
Total operating expenses	222	178	617	519
Operating income	72	106	275	319
Indemnification Agreement expense (1)	—	—	—	972
Other expense (income), net (2)	3	6	(80)	23
Interest expense, net	31	30	97	81
Income (loss) from continuing operations before taxes	38	70	258	(757)
Provision (benefit) for income taxes	7	(20)	88	(22)
Income (loss) from continuing operations, net of taxes	31	90	170	(735)
Income (loss) from discontinued operations, net of taxes	(9)	66	(13)	72
Net income (loss)	22	156	157	(663)
Less: preferred stock dividends	7	9	24	26
Less: undistributed income allocated to preferred stockholders	2	16	15	—
Net income (loss) available to common stockholders	$13	$131	$118	$(689)

Income (loss) from continuing operations, net of taxes, available to common stockholders	$22	$75	$135	$(753)
Income (loss) from discontinued operations, net of taxes, available to common stockholders	(9)	56	(17)	64
Net income (loss) available to common stockholders	$13	$131	$118	$(689)

Income (loss) from continuing operations, net of taxes	$31	$90	$170	$(735)
Less: preferred stock dividends	6	6	18	18
Less: undistributed income allocated to preferred stockholders	3	9	17	—
Income (loss) from continuing operations, net of taxes, available to common stockholders	$22	$75	$135	$(753)

Income (loss) from discontinued operations, net of taxes	$(9)	$66	$(13)	$72
Less: preferred stock dividends	1	3	6	8
Less: undistributed (loss) income allocated to preferred stockholders	(1)	7	(2)	—
Income (loss) from discontinued operations, net of taxes, available to common stockholders	$(9)	$56	$(17)	$64
Net income (loss) available to common stockholders	$13	$131	$118	$(689)

Earnings (loss) per common share:
Basic earnings (loss) per share from continuing operations	$0.14	$0.50	$0.89	$(5.05)
Basic earnings (loss) per share from discontinued operations	(0.06)	0.38	(0.11)	0.43
Basic earnings (loss) per share attributable to common shareholders	$0.08	$0.88	$0.78	$(4.62)
Diluted earnings (loss) per share from continuing operations	$0.14	$0.49	$0.88	$(5.05)
Diluted earnings (loss) per share from discontinued operations	(0.06)	0.36	(0.11)	0.43
Diluted earnings (loss) per share attributable to common shareholders	$0.08	$0.85	$0.77	$(4.62)

Weighted average common shares outstanding:
Basic	152	149	151	149
Diluted	154	154	154	149

(1) Represents the expense incurred pursuant to the Indemnification Agreement, which, prior to its termination, we paid our regularly scheduled payments of $70 million during 2025.
(2) For the nine months ended October 3, 2026, Other expense (income), net, primarily represents the $77 million gain recognized pursuant to the termination of the Honeywell Tax Matters Agreement.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended		Nine Months Ended
(in millions)	October 3, 2026	September 27, 2025	October 3, 2026	September 27, 2025
Cash Flows From Operating Activities:
Net income (loss)	$22	$156	$157	$(663)
Income (loss) from discontinued operations, net of taxes	(9)	66	(13)	72
Income (loss) from continuing operations, net of taxes	31	90	170	(735)
Adjustments to reconcile net income (loss) from continuing operations to net cash from operating activities:
Depreciation and amortization	21	21	64	60
Restructuring, impairment and extinguishment costs	20	3	43	4
Stock-based compensation expense	10	10	30	30
Deferred income taxes	—	—	44	(26)
Other, net	1	(11)	—	(2)
Changes in assets and liabilities:
Accounts receivable, net	(48)	(18)	(102)	(9)
Inventory	(59)	(7)	(80)	(9)
Other current assets	(3)	1	5	(14)
Accounts payable	71	(1)	75	(30)
Accrued liabilities	(4)	(99)	(53)	(9)
Non-current obligations payable under the Honeywell Tax Matters Agreement	—	—	(88)	—
Non-current obligations payable under the Indemnification Agreement	—	(1,625)	—	(723)
Other non-current, net	(7)	47	3	7
Net cash provided by (used in) continuing operations operating activities	33	(1,589)	111	(1,456)
Net cash (used in) provided by discontinued operations operating activities	(32)	18	(107)	20
Net cash provided by (used in) operating activities	1	(1,571)	4	(1,436)
Cash Flows From Investing Activities:
Capital expenditures	(22)	(13)	(62)	(43)
Other investing activities, net	—	—	10	—
Net cash used in continuing operations investing activities	(22)	(13)	(52)	(43)
Net cash used in discontinued operations investing activities	(5)	(15)	(30)	(36)
Net cash used in investing activities	(27)	(28)	(82)	(79)
Cash Flows From Financing Activities:
Proceeds from issuance of long-term debt	—	1,198	—	1,198
Repayments of long-term debt	(1,100)	—	(1,109)	(3)
Payments of debt facility issuance and modification costs	—	(1)	—	(23)
Acquisition of treasury stock to cover stock award tax withholding	(6)	(7)	(39)	—
Preferred stock dividend payments	(8)	(6)	(20)	(18)
Cash dividend received from ADI in connection with the ADI Spin-Off	900	—	900	—
Cash paid to ADI in connection with the ADI Spin-Off	(20)	—	(20)	—
Other financing activities, net	1	11	3	13
Net cash (used in) provided by continuing operations financing activities	(233)	1,195	(285)	1,167
Net cash used in discontinued operations financing activities	(454)	(3)	(60)	(8)
Net cash (used in) provided by financing activities	(687)	1,192	(345)	1,159
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	(6)	(1)	(9)	9
Net decrease in cash, cash equivalents and restricted cash	(719)	(408)	(432)	(347)
Cash, cash equivalents and restricted cash at beginning of period	949	754	662	693
Less: cash, cash equivalents and restricted cash of discontinued operations	—	93	—	93
Cash, cash equivalents and restricted cash of continuing operations at end of period	$230	$253	$230	$253

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE
(UNAUDITED)

	Three Months Ended		Nine Months Ended
(in millions, except per share data)	October 3, 2026	September 27, 2025	October 3, 2026	September 27, 2025
GAAP Net income (loss) from continuing operations	$31	$90	$170	$(735)
Less: preferred stock dividends	6	6	18	18
Less: undistributed income allocated to preferred stockholders	3	9	17	—
GAAP Net income (loss) from continuing operations available to common stockholders	$22	$75	$135	$(753)

Indemnification Agreement expense (1)	—	—	—	972
One-time tax impact of Indemnification Agreement	—	(34)	—	(78)
Termination of the Honeywell Tax Matters Agreement (2)	—	—	(33)	—
Intangible asset amortization	6	7	19	21
Business separation costs	30	—	30	—
Restructuring, impairment and extinguishment costs	20	3	43	4
Stock-based compensation expense	10	10	30	30
Litigation settlement	—	—	18	—
Undistributed income allocated to preferred stockholders	3	9	17	—
Other (3)	4	6	(1)	24
Tax effect of applicable non-GAAP adjustments (4)	(15)	(7)	(32)	(20)
Adjusted Net income	$80	$69	$226	$200
Non-recurring standalone adjustments, net of taxes (5)	—	5	5	14
Standalone Adjusted Net Income From Continuing Operations	$80	$74	$231	$214

	Three Months Ended		Nine Months Ended
	October 3, 2026	September 27, 2025	October 3, 2026	September 27, 2025
Net income (loss) from continuing operations available to common shareholders per diluted common share	$0.14	$0.49	$0.88	$(4.99)
Indemnification Agreement expense (1)	—	—	—	6.44
One-time tax impact of Indemnification Agreement	—	(0.22)	—	(0.52)
Termination of the Honeywell Tax Matters Agreement (2)	—	—	(0.21)	—
Intangible asset amortization	0.04	0.05	0.12	0.14
Business separation costs	0.19	—	0.19	—
Restructuring, impairment and extinguishment costs	0.13	0.02	0.28	0.03
Stock-based compensation expense	0.06	0.06	0.19	0.20
Litigation settlement	—	—	0.12	—
Undistributed income allocated to preferred stockholders	0.02	0.06	0.11	—
Other (3)	0.03	0.04	(0.01)	0.16
Tax effect of applicable non-GAAP adjustments (4)	(0.09)	(0.05)	(0.21)	(0.13)
Adjusted Diluted Earnings Per Share	$0.52	$0.45	$1.46	$1.33
Non-recurring standalone adjustments, net of taxes (5)	—	0.03	0.04	0.09
Standalone Adjusted Diluted Earnings Per Share	$0.52	$0.48	$1.50	$1.42
(1)Refer to the Unaudited Consolidated Statements of Operations herein.
(2)We recognized a gain of $77 million in Other income and derecognized $44 million of deferred tax assets that were no longer realizable to Income tax expense in connection with the termination of the Honeywell Tax Matters Agreement.
(3)Other includes net periodic pension benefit costs, excluding service costs, foreign exchange transaction loss (income), gain on sale of assets and miscellaneous other non-recurring, non-operating income and loss.
(4)We calculate the tax effect of relevant non-GAAP adjustments by applying a flat statutory tax rate of 25% for all non-deductible and taxable adjustments.
(5)Reflects methodology differences between continuing operations basis of accounting and Standalone results (e.g., executive compensation for certain executives who transferred to ADI as part of the separation or retired from Resideo is wholly retained in continuing operations). Standalone results are intended to present historical results as if the ADI Spin-Off had occurred and Resideo was operating as a separate, independent company for all periods presented.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
GAAP NET INCOME AND ADJUSTED EBITDA
(UNAUDITED)

	Three Months Ended		Nine Months Ended
(in millions)	October 3, 2026	September 27, 2025	October 3, 2026	September 27, 2025
Revenue	$727	$703	$2,217	$2,108

GAAP Net income (loss) from continuing operations	$31	$90	$170	$(735)
GAAP Net income (loss) from continuing operations as a % of revenue	4.3%	12.8%	7.7%	(34.9)%
Provision (benefit) for income taxes	7	(20)	88	(22)
GAAP Net income (loss) from continuing operations before taxes	38	70	258	(757)
Indemnification Agreement expense (1)	—	—	—	972
Termination of Honeywell Tax Matters Agreement (2)	—	—	(77)	—
Interest expense, net	31	30	97	81
Depreciation and amortization	21	21	64	60
Business separation costs	30	—	30	—
Stock-based compensation expense	10	10	30	30
Restructuring, impairment and extinguishment costs	20	3	43	4
Litigation settlement	—	—	18	—
Other (3)	4	6	(1)	24
Adjusted EBITDA	$154	$140	$462	$414
Non-recurring standalone adjustments (4)	—	6	7	19
Standalone Adjusted EBITDA	$154	$146	$469	$433
Standalone Adjusted EBITDA as a % of revenue	21.2%	20.8%	21.2%	20.5%
(1)Refer to the Unaudited Consolidated Statements of Operations herein.
(2)We recognized a gain of $77 million in Other income and derecognized $44 million of deferred tax assets that were no longer realizable to Income tax expense in connection with the termination of the Honeywell Tax Matters Agreement.
(3)Other includes net periodic pension benefit costs, excluding service costs, foreign exchange transaction loss (income), gain on sale of assets and miscellaneous other non-recurring, non-operating income and loss.
(4)Reflects methodology differences between continuing operations basis of accounting and Standalone results (e.g., executive compensation for certain executives who transferred to ADI as part of the separation or retired from Resideo is wholly retained in continuing operations). Standalone results are intended to present historical results as if the ADI Spin-Off had occurred and Resideo was operating as a separate, independent company for all periods presented.

Unaudited Condensed Consolidated Statement of Operations
For the Three Months Ended July 4, 2026
(UNAUDITED)

	For the Three Months Ended July 4, 2026
	Resideo	ADI Discontinued Operations	Resideo Continuing Operations
(in millions)
Revenue	$1,981	$1,243	$738
Cost of goods sold	1,386	951	435
Gross profit	595	292	303
Operating expenses:
Research and development expenses	48	12	36
Selling, general and administrative expenses	332	196	136
Intangible asset amortization	31	25	6
Restructuring, impairment and extinguishment costs	22	5	17
Business separation costs	31	31	—
Total operating expenses	464	269	195
Income from operations	131	23	108
Other expense (income), net	(81)	2	(83)
Interest expense, net	46	13	33
Net income before taxes	166	8	158
Provision for income taxes	69	7	62
Net income	97	1	96
Less: preferred stock dividends	8	2	6
Less: undistributed income allocated to preferred stockholders	10	—	10
Net income (loss) available to common stockholders	$79	$(1)	$80

Unaudited Condensed Consolidated Statement of Operations
For the Three Months Ended April 4, 2026
(UNAUDITED)

	For the Three Months Ended April 4, 2026
	Resideo	ADI Discontinued Operations	Resideo Continuing Operations
(in millions)
Revenue	$1,912	$1,160	$752
Cost of goods sold	1,361	904	457
Gross profit	551	256	295
Operating expenses:
Research and development expenses	48	11	37
Selling, general and administrative expenses	340	190	150
Intangible asset amortization	31	24	7
Restructuring, impairment and extinguishment costs	6	—	6
Business separation costs	24	24	—
Total operating expenses	449	249	200
Income from operations	102	7	95
Interest expense, net	47	14	33
Net income (loss) before taxes	55	(7)	62
Provision (benefit) for income taxes	17	(2)	19
Net income (loss)	38	(5)	43
Less: preferred stock dividends	9	3	6
Less: undistributed income allocated to preferred stockholders	3	(1)	4
Net income (loss) available to common stockholders	$26	$(7)	$33

Unaudited Condensed Consolidated Statement of Operations
For the Three Months Ended December 31, 2025
(UNAUDITED)

	For the Three Months Ended December 31, 2025
	Resideo	ADI Discontinued Operations	Resideo Continuing Operations
(in millions)
Revenue	$1,895	$1,145	$750
Cost of goods sold	1,335	877	458
Gross profit	560	268	292
Operating expenses:
Research and development expenses	47	10	37
Selling, general and administrative expenses	321	183	138
Intangible asset amortization	31	25	6
Restructuring, impairment and extinguishment costs	7	3	4
Business separation costs	14	14	—
Total operating expenses	420	235	185
Income from operations	140	33	107
Other income, net	(65)	(2)	(63)
Interest expense, net	49	16	33
Net income before taxes	156	19	137
Provision (benefit) for income taxes	20	(22)	42
Net income	136	41	95
Less: preferred stock dividends	9	3	6
Less: undistributed income allocated to preferred stockholders	14	4	10
Net income available to common stockholders	$113	$34	$79

Unaudited Condensed Consolidated Statement of Operations
For the Three Months Ended September 27, 2025
(UNAUDITED)

	For the Three Months Ended September 27, 2025
	Resideo	ADI Discontinued Operations	Resideo Continuing Operations
(in millions)
Revenue	$1,864	$1,161	$703
Cost of goods sold	1,308	889	419
Gross profit	556	272	284
Operating expenses:
Research and development expenses	44	11	33
Selling, general and administrative expenses	320	185	135
Intangible asset amortization	31	24	7
Restructuring, impairment and extinguishment costs	3	—	3
Business separation costs	4	4	—
Total operating expenses	402	224	178
Income from operations	154	48	106
Other expense, net	7	1	6
Interest expense, net	37	7	30
Net income before taxes	110	40	70
Provision (benefit) for income taxes	(46)	(26)	(20)
Net income	156	66	90
Less: preferred stock dividends	9	3	6
Less: undistributed income allocated to preferred stockholders	16	7	9
Net income available to common stockholders	$131	$56	$75

Unaudited Condensed Consolidated Statement of Operations
For the Three Months Ended June 28, 2025
(UNAUDITED)

	For the Three Months Ended June 28, 2025
	Resideo	ADI Discontinued Operations	Resideo Continuing Operations
(in millions)
Revenue	$1,943	$1,233	$710
Cost of goods sold	1,374	949	425
Gross profit	569	284	285
Operating expenses:
Research and development expenses	41	9	32
Selling, general and administrative expenses	319	183	136
Intangible asset amortization	30	23	7
Restructuring, impairment and extinguishment costs	2	1	1
Total operating expenses	392	216	176
Income from operations	177	68	109
Indemnification Agreement expense	882	—	882
Other expense (income), net	9	(2)	11
Interest expense, net	24	(1)	25
Net income (loss) before taxes	(738)	71	(809)
Provision for income taxes	87	83	4
Net loss	(825)	(12)	(813)
Less: preferred stock dividends	8	2	6
Net loss available to common stockholders	$(833)	$(14)	$(819)

Unaudited Condensed Consolidated Statement of Operations
For the Three Months Ended March 29, 2025
(UNAUDITED)

	For the Three Months Ended March 29, 2025
	Resideo	ADI Discontinued Operations	Resideo Continuing Operations
(in millions)
Revenue	$1,770	$1,075	$695
Cost of goods sold	1,259	833	426
Gross profit	511	242	269
Operating expenses:
Research and development expenses	35	9	26
Selling, general and administrative expenses	306	174	132
Intangible asset amortization	30	23	7
Restructuring, impairment and extinguishment costs	4	4	—
Total operating expenses	375	210	165
Income from operations	136	32	104
Indemnification Agreement expense	90	—	90
Other expense, net	6	—	6
Interest expense, net	25	(1)	26
Net income (loss) before taxes	15	33	(18)
Provision (benefit) for income taxes	9	15	(6)
Net income (loss)	6	18	(12)
Less: preferred stock dividends	9	3	6
Net income (loss) available to common stockholders	$(3)	$15	$(18)

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
ADJUSTED EBITDA
(UNAUDITED)

	For the Three Months Ended
(in millions)	March 29, 2025	June 28, 2025	September 27, 2025	December 31, 2025	April 4, 2026	July 4, 2026	October 3, 2026
Net Income (loss) from continuing operations	$(12)	$(813)	$90	$95	$43	$96	$31
Provision (benefit) for income taxes	(6)	4	(20)	42	19	62	7
Interest expense, net	26	25	30	33	33	33	31
Depreciation and amortization	19	20	21	20	22	21	21
Stock-based compensation expense	11	9	10	10	10	10	10
Restructuring, impairment and extinguishment costs	—	1	3	4	6	17	20
Business separation costs	—	—	—	—	—	—	30
Litigation Settlement	—	—	—	—	18	—	—
Indemnification Agreement expense	90	882	—	—	—	—	—
Termination of Honeywell Tax Matters Agreement	—	—	—	—	—	(77)	—
Gain on sale of business	—	—	—	(52)	—	—	—
Other (1)	6	12	6	(10)	1	(6)	4
Adjusted EBITDA	$134	$140	$140	$142	$152	$156	$154
Non-recurring standalone adjustments (2)	5	8	6	6	6	1	—
Standalone Adjusted EBITDA	$139	$148	$146	$148	$158	$157	$154
(1)     Other includes net periodic pension benefit costs, excluding service costs, foreign exchange transaction loss (income), gain on sale of assets and miscellaneous other non-recurring, non-operating income and loss.
(2)     Reflects methodology differences between continuing operations basis of accounting and Standalone results (e.g., executive compensation for certain executives who transferred to ADI as part of the separation or retired from Resideo is wholly retained in continuing operations). Standalone results are intended to present historical results as if the ADI Spin-Off had occurred and Resideo was operating as a separate, independent company for all periods presented.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE
(UNAUDITED)

	For the Three Months Ended
(in millions)	March 29, 2025	June 28, 2025	September 27, 2025	December 31, 2025	April 4, 2026	July 4, 2026	October 3, 2026
Net income (loss) from continuing operations available to common stockholders	$(18)	$(819)	$75	$79	$33	$80	$22
Intangible asset amortization	7	7	7	6	7	6	6
Stock-based compensation expense	11	9	10	10	10	10	10
Restructuring, impairment and extinguishment costs	—	1	3	4	6	17	20
Business separation costs	—	—	—	—	—	—	30
Litigation Settlement	—	—	—	—	18	—	—
Indemnification Agreement expense	90	882	—	—	—	—	—
Tax impact of terminating the IRA	—	(44)	(34)	6	—	—	—
Termination of Honeywell Tax Matters Agreement	—	—	—	—	—	(77)	—
Tax impact of terminating the Honeywell Tax Matters Agreement	—	—	—	—	—	44	—
Gain on sale of business	—	—	—	(52)	—	—	—
Tax impact of sale of business	—	—	—	14	—	—	—
Undistributed income allocated to preferred stockholders	—	—	9	10	4	10	3
Other (1)	6	12	6	(10)	1	(6)	4
Tax effect of applicable non-GAAP adjustments	(6)	(7)	(7)	(3)	(11)	(7)	(15)
Adjusted Net Income	$90	$41	$69	$64	$68	$77	$80
Non-recurring standalone adjustments, net of taxes (2)	4	6	5	5	5	1	—
Standalone Adjusted Net Income	$94	$47	$74	$69	$73	$78	$80
Diluted shares (in millions)	148	151	154	155	155	154	154
Standalone Adjusted Diluted Earnings Per Share	$0.64	$0.31	$0.48	$0.45	$0.47	$0.51	$0.52
(1)     Other includes net periodic benefit costs, excluding service costs, foreign exchange transaction loss (income), gain on sale of assets and miscellaneous other non-recurring, non-operating income and loss.
(2)     Reflects methodology differences between continuing operations basis of accounting and Standalone results (e.g., executive compensation for certain executives who transferred to ADI as part of the separation or retired from Resideo is wholly retained in continuing operations). Standalone results are intended to present historical results as if the ADI Spin-Off had occurred and Resideo was operating as a separate, independent company for all periods presented.